Exhibit 99.1

NASDAQ: CLFC

News Release

Contacts:	Angie Yang
SVP, Investor Relations
213-251-2219
angiey@centerbank.com

CENTER FINANCIAL ANNOUNCES LIFTING OF CENTER BANK MOU

LOS ANGELES – September 14, 2011 – Center Financial Corporation (NASDAQ: CLFC), today announced the termination of Center Bank’s informal memorandum of understanding (MOU) with the Federal Deposit Insurance Corporation and California Department of Financial Institutions, which commenced on December 18, 2009.

“The lifting of the MOU underscores the steady, consistent and sustainable improvements in the overall condition of Center Bank and marks another milestone in our journey towards completion of a merger of equals with Nara Bancorp later in the year,” said Richard S. Cupp, president and chief executive officer.

About Center Financial Corporation

Center Financial Corporation is the holding company of Center Bank, a community bank offering a full range of financial services for diverse ethnic and small business customers. Founded in 1986 and specializing in commercial and SBA loans and trade finance products, Center Bank has grown to be one of the nation’s leading financial institutions focusing on the Korean-American community, with total assets of $2.27 billion at June 30, 2011. Headquartered in Los Angeles, Center Bank operates a total of 22 full-service branches and two loan production offices. The company has 16 full-service branches located throughout Southern California and three branches in Northern California. Center Bank also operates two branches and one loan production office in the Seattle area, one branch in Chicago and a loan production office in Denver. Center Bank is a California state-chartered institution and its deposits are insured by the FDIC to the extent provided by law. For additional information on Center Bank, visit the company’s Web site at www.centerbank.com.

Additional Information and Where to Find It

In connection with the proposed merger of Center Financial Corporation and Nara Bancorp, Inc., Nara has filed a Registration Statement on Form S-4 (Registration No. 333-173511) with the Securities and Exchange Commission (SEC) that includes a Joint Proxy Statement/Prospectus of Center Financial Corporation and Nara Bancorp, as well as other relevant documents concerning the proposed merger. Shareholders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus regarding the merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information about the transaction. You may obtain a free copy of the Joint Proxy Statement/Prospectus, as well as other filings containing information about Nara Bancorp and

Center Financial at the SEC’s Web site (www.sec.gov). You may also obtain these documents free of charge from Center at http://www.centerbank.com or from Nara at http://www.narabank.com under the tab “Investor Relations” and then under the heading “SEC Filings.”

Participants in Solicitation

Center Financial, Nara Bancorp and their respective directors, executive officers, management and employees may be deemed to be participants in the solicitation of proxies in respect of the merger. Information concerning Center Financial’s participants is set forth in its Form 10-K Annual Report filed with the SEC for the year ended December 31, 2010, as amended by its Form 10-K/A filed with the SEC on April 29, 2011. Information concerning Nara Bancorp’s participants is set forth in its Form 10-K Annual Report for the year ended December 31, 2010, as amended by its Form 10-K/A filed with the SEC on April 26, 2011. Additional information regarding the interests of participants of Center Financial and Nara Bancorp in the solicitation of proxies in respect of the merger is included in the Registration Statement and Joint Proxy Statement/Prospectus filed with the SEC.

This release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Factors that might cause such differences include, but are not limited to, those identified in our cautionary statements contained in Center Financial Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as amended (See Business, and Management’s Discussion and Analysis), and other filings with the SEC are incorporated herein by reference. These factors include, but are not limited to: the health of the national and California economies; competition in the financial services market for both deposits and loans; the ability of Center Financial and its subsidiaries to increase its customer base; customers’ service expectations; changes in interest rates; loan portfolio performance; the company’s ability to sustain profitable operations; and the company’s ability to capitalize on strategic growth opportunities. Factors also include, but are not limited to: the successful completion of the proposed merger of equals between Center Financial Corporation and Nara Bancorp; difficulties and delays in integrating the two institutions and achieving anticipated synergies, cost savings and other benefits from the transaction; higher than anticipated transaction costs; deposit attrition, operating costs, customer loss and business disruption following the merger, including difficulties in maintaining relationships with employees; the companies’ ability to receive required regulatory and shareholder approvals. Such forward-looking statements speak only as of the date of this release. Center Financial expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in the company’s expectations of results or any change in events.

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